UNITED STATES

SECURITIES AND EXCHANGE COMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 24, 2026

Date of Report

(Date of earliest event reported)

ASA Gold and Precious Metals Limited

(Exact name of registrant as specified in its charter)

Bermuda	811-21650	98-6000252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Canal Plaza	Portland	Maine	04101
(Street Address)	(City)	(State)	(Zip Code)

Registrant’s telephone number, including area code: (207) 347-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class:	Trading symbol(s)	Name of exchange on which registered
Common Shares, par value $1.00 per share	ASA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 7.01 Regulation FD Disclosure

ASA Gold and Precious Metals Limited Announces the Appointment of Paul Kazarian as President and Principal Executive Officer; and the Establishment of an Investment Committee to Manage the Company’s Portfolio Internally on an Interim Basis.

ASA Gold and Precious Metals Limited (NYSE: ASA) (the “Company”), a registered closed-end management investment company listed on the New York Stock Exchange, today announced that Paul Kazarian has been appointed President and Principal Executive Officer (“PEO”) of the Company. Axel Merk and Peter Maletis no longer serve as officers of the Company.

The Company also announced that, as the Special Committee of the Board of Directors continues its work evaluating the potential external management arrangements for the Company, the Company will be managed internally in the interim. In that connection, the Board has established an investment committee (the “Investment Committee”) comprised of the following Board Members:

•	Paul Kazarian, Chair of the Investment Committee
•	Ketu Desai, Member of the Investment Committee
•	Neal Neilinger, Member of the Investment Committee

Subject to the oversight and discretion of the Board, the Investment Committee is responsible for managing and overseeing the Company’s investment portfolio until such time that an external investment manager is retained by the Company (the “Interim Period”).

The Board has also approved the Company’s retention of Saba Capital Management, L.P. (“Saba”) to provide certain administrative, compliance and trade execution support services during this Interim Period. Saba is not entitled to compensation for such services, but will be reimbursed for its out of pocket costs in providing such services.

The Board will provide further updates regarding the Special Committee’s work in evaluating potential external management arrangements as appropriate.

About ASA Gold and Precious Metals Limited. ASA Gold and Precious Metals Limited is a publicly-traded registered closed-end management investment company. The Company’s common shares trade on the New York Stock Exchange under the ticker symbol “ASA”.

Forward-Looking Statements. The foregoing disclosure contains forward-looking statements subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These statements are not guarantees of future performance, conditions or results and involve a number of risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected in these forward-looking statements, including whether there will, in fact, be changes to management of the Company. These factors are identified from time to time in the Company’s filings with the Securities and Exchange Commission as well as the materials on the Company’s website. The Company undertakes no obligation to update such statements to reflect subsequent events, except as may be required by law.

The information contained in this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that Section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASA GOLD AND PRECIOUS METALS, LTD.

Date: June 25, 2026		/s/ James Chekos
	Name:	James Chekos
	Title:	Corporate Secretary

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